EXHIBIT 4.2A

FACEBOOK INC.

AMENDMENT NO. 1

TO

SIXTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Amendment No. 1 (this “Amendment”) is made as of May 1, 2012 by and among Facebook, Inc., a Delaware corporation (the “Company”), and the undersigned individuals and entities who are parties to that certain Sixth Amended and Restated Investors’ Rights Agreement, dated as of December 27, 2010 (the “Rights Agreement”) by and among the Company and the Investors (as defined therein). This Amendment amends in certain respects the Rights Agreement. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Rights Agreement.

R E C I T A L S

WHEREAS, the Company and the undersigned parties desire to amend the Rights Agreement to add an additional party to the Rights Agreement.

WHEREAS, Section 4.4 of the Rights Agreement requires written consent of the Company and the holders of a majority of the Registrable Securities (as defined in the Rights Agreement) then outstanding to amend or waive provisions of the Rights Agreement pursuant to this Amendment.

WHEREAS, the undersigned parties hold a majority of the currently outstanding Registrable Securities.

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Addition of TriplePoint Capital LLC. Upon its delivery to the Company of an executed signature page to the Rights Agreement, (a) TriplePoint Capital LLC (“TriplePoint”) is hereby added to Rights Agreement as an “Investor” thereunder (and will thereupon have all the rights and obligations of a “Holder” thereunder other than for purposes of Section 2.2), and (b) the 100,000 shares of Class A Common Stock held by TriplePoint as of the date of this Amendment (as adjusted for stock splits, stock dividends, recapitalizations or combinations) shall be deemed Registrable Securities under the Rights Agreement. The rights and obligations granted to TriplePoint under the Rights Agreement, as amended by this Amendment shall not be transferable without the Company’s prior written consent.

2. No Other Changes. Except as expressly amended by this Amendment, all of the terms of the Rights Agreement shall remain in full force and effect.

3. General Provisions.

3.1. Effect of this Amendment. In the event of any inconsistency or conflict between the provisions of the Rights Agreement and this Amendment, the provisions of this Amendment will prevail and govern. All references to the Rights Agreement or in any exhibit or schedule thereto shall hereinafter refer to the Rights Agreement as amended by this Amendment.

3.2. Governing Law. This Amendment and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

3.3. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

3.4. Entire Agreement. The Rights Agreement, as amended hereby, together with this Amendment constitute the full and entire understanding and agreement between the parties regarding the subject matter hereof and thereof and supersede and cancel all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter.

[Signature Pages Follow]

The parties hereto have executed this Amendment as of the date first written above.

COMPANY:

FACEBOOK, INC.

By:	/s/ Theodore W. Ullyot
Theodore W. Ullyot, Vice President, General Counsel and Secretary

Address:
1601 Willow Road
Menlo Park, CA 94025

SIGNATURE PAGE TO AMENDMENT NO. 1 TO

SIXTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties hereto have executed this Amendment as of the date first written above.

INVESTORS:

Accel IX L.P.
By:	Accel IX Associates L.L.C.
Its General Partner

By:	/s/ Tracy L. Sedlock
Attorney in Fact

Accel IX Strategic Partners L.P.
By:	Accel IX Associates L.L.C.
Its General Partner

By:	/s/ Tracy L. Sedlock
Attorney in Fact

Accel Investors 2005 L.L.C.

By:	/s/ Tracy L. Sedlock
Attorney in Fact

/s/ James W. Breyer
James W. Breyer, Trustee of James W. Breyer 2005 Trust dated March 25, 2005

/s/ James W. Breyer
James W. Breyer, Trustee of James W. Breyer 2011 Annuity Trust 1, dated March 10, 2011

SIGNATURE PAGE TO AMENDMENT NO. 1 TO

SIXTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties hereto have executed this Amendment as of the date first written above.

INVESTOR

Rivendell One LLC

By:	/s/ Nathan Linn
Name:	Nathan Linn
Title:	Manager

SIGNATURE PAGE TO AMENDMENT NO. 1 TO

SIXTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties hereto have executed this Amendment as of the date first written above.

INVESTOR

Mail.ru Group Limited (f/k/a Digital Sky Technologies Limited)

By:	/s/ Matthew Hammond
Name:	Matthew Hammond
Title:	Managing Director

SIGNATURE PAGE TO AMENDMENT NO. 1 TO

SIXTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties hereto have executed this Amendment as of the date first written above.

INVESTOR

DST Global Limited

By:	/s/ Michael Pittakis
Name:	Michael Pittakis
Title:	Director

DST USA Limited

By:	/s/ Sean Hogan
Name:	Sean Hogan
Title:	Director

DST USA II Limited

By:	/s/ Sean Hogan
Its Authorized Signatory

Sean Hogan, Director
Print Name and Title

Address:	c/o Tulloch & Co.
4 Hill Street, London W1J 5NE United Kingdom
Phone: +44 20 7318 1180
Fax: +44 20 7318 1150

SIGNATURE PAGE TO AMENDMENT NO. 1 TO

SIXTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties hereto have executed this Amendment as of the date first written above.

INVESTOR:

DST Global II, L.P.

By:	/s/ Sean Hogan
Its Authorized Signatory

Sean Hogan, Director
Print Name and Title

Address:	c/o Tulloch & Co.
4 Hill Street, London W1J 5NE United Kingdom
Phone: +44 20 7318 1180
Fax: +44 20 7318 1150

DST Global III, L.P.

By:	/s/ Sean Hogan
Its Authorized Signatory

Sean Hogan, Director
Print Name and Title

Address:	c/o Tulloch & Co.
4 Hill Street, London W1J 5NE United Kingdom
Phone: +44 20 7318 1180
Fax: +44 20 7318 1150

SIGNATURE PAGE TO AMENDMENT NO. 1 TO

SIXTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties hereto have executed this Amendment as of the date first written above.

INVESTOR

GREYLOCK XII LIMITED PARTNERSHIP

By:	Greylock XII GP LLC, its General Partner.

By:	/s/ Donald A. Sullivan
Donald A. Sullivan
Title:	Administrative Partner

GREYLOCK XII–A LIMITED PARTNERSHIP

By:	Greylock XII GP LLC, its General Partner.

By:	/s/ Donald A. Sullivan
Donald A. Sullivan
Title:	Administrative Partner

GREYLOCK XII PRINCIPALS LLC
By:	Greylock Management Corporation, Sole Member

By:	/s/ Donald A. Sullivan
Donald A. Sullivan
Title:	Vice President and Treasurer

SIGNATURE PAGE TO AMENDMENT NO. 1 TO

SIXTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT